[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in real estate joint ventures. In accordance with industry practive, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statments.
[/LEGEND]

[PERIOD-TYPE]                   9-MOS
[FISCAL-YEAR-END]                          OCT-31-2000
[PERIOD-END]                               JUL-31-2000
[CASH]                                       1,692,111
[SECURITIES]                                         0
[RECEIVABLES]                                        0
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                               1,895,619<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                   1,541,768<F2>
[TOTAL-LIABILITY-AND-EQUITY]                 1,895,619<F3>
[SALES]                                              0
[TOTAL-REVENUES]                             8,260,605<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                               307,583
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                              7,953,022
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                          7,953,022
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                 7,953,022
[EPS-BASIC]                                      14.82<F5>
[EPS-DILUTED]                                        0

<F1>In addition to cash, total assets include investments in joint venture of $104,222 and other assets of $99,286.
<F2>Other Stockholder's Equity represents partners' capital.
<F3>Liabilities include accounts payable and accrued liabilities of $279,581 and distribtuion payable to General Partners of $74,270.
<F4>Total revenue includes rent of $35,231, equity in earnings of joint venture of $8,045,430 interest of $224,132, other revenues $4,976 and loss on real estate of $49,164.
<F5>Represent net income per Unit of limited partnership interest.